As filed with the Securities and Exchange Commission on August 23, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

UCOMMUNE INTERNATIONAL LTD

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Floor 8, Tower D
No. 2 Guang Hua Road
Chaoyang District, Beijing
People’s Republic of China, 100026
(Address of Principal Executive Offices and Zip Code)

2020 Share Incentive Plan
(Full Title of the Plans)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(Name and Address of Agent for Service)

+1 800-221-0102
(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Allen C. Wang, Esq.
Latham & Watkins LLP
18th Floor, One Exchange Square
8 Connaught Place
Central, Hong Kong
+852 2912-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 500,000 Class A ordinary shares of par value US$0.002 each of Ucommune International Ltd (the “Registrant”) for issuance under its 2020 Share Incentive Plan. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement (File No. 333-254072) is hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on May 10, 2022;

(b)	The Registrant’s Current Reports on Form 6-K filed with the Commission on January 28, 2022, February 10, 2022, March 2, 2022, March 15, 2022, April 21, 2022, August 2, 2022, August 3, 2022 and August 19, 2022; and

(c)	The description of the Registrant’s Class A Ordinary Shares and Warrants to purchase Class A Ordinary Shares contained in its Registration Statement on Form 8-A (File No. 001-39738) filed with the Commission on January 5, 2021, including any amendment and report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

See Exhibit Index beginning on page 3 of this Registration Statement.

UCOMMUNE INTERNATIONAL LTD

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s annual report on Form 20-F (File No. 001-39738) filed with the Commission on May 10, 2022)
4.2	Specimen Ordinary Share Certificate of the Registrant (incorporated by reference to Exhibit 2.1 to the Registrant’s annual report on Form 20-F (File No. 001-39738) filed with the Commission on May 10, 2022)
5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered
10.1*	2020 Share Incentive Plan of the Registrant, as amended and effective on May 6, 2021 and second amended and restated on August 19, 2022
23.1*	Consent of Marcum Bernstein & Pinchuk LLP
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on August 23, 2022.

Ucommune International Ltd

By:	/s/ Daqing Mao
Name:	Daqing Mao
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Daqing Mao and Mr. Siyuan Wang and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 23, 2022 in the capacities indicated.

Signature	Title

/s/ Daqing Mao	Chairman of Board of Directors
Daqing Mao

/s/ Cheong Kwok Mun	Director
Cheong Kwok Mun

/s/ Zhimo Zhao	Director
Zhimo Zhao

/s/ Jian Zhang	Director
Jian Zhang

/s/ Jinghong Xu	Director
Jinghong Xu

/s/ Xianhao Gu	Director
Xianhao Gu

/s/ Xin Guan	Chief Executive Officer and Chief Operating Officer
Xin Guan	(principal executive officer)

/s/ Siyuan Wang	Chief Financial Officer
Siyuan Wang	(principal financial officer and principal accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Ucommune International Ltd, has signed this registration statement or amendment thereto in New York on August 23, 2022.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title	Senior Vice-President on behalf of Cogency Global Inc.